Exhibit B-95

                    CERTIFICATE OF FORMATION

                               OF

                    STRATEGIC ENERGY, L.L.C.


          This certificate of Formation of Strategic Energy, L.L.C. (the "LLC"), dated as of September 24, 1998, is being duly executed and filed by Chester R. Babst III, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. 18-101 et seq. ).

          FIRST. The name of the limited liability company formed hereby is Strategic Energy, L.L.C.

          SECOND. The address of the registered office of the L.L.C. in the State of Delaware is c/o The Corporation Trust
Company, Corporation Trust Center, 1209 Orange Street,
Wilmington, New Castle County, Delaware 19801.

          THIRD. The name and address of the registered agent for service of process on the L.L.C. in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209
Orange Street, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


/s/Chester R. Babst III